UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 8, 2024

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York 14450
(Address of Principal Executive Offices, including zip code)

(585) 495-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock Class A, $0.25 Par Value	SENEA	NASDAQ Global Select Market
Common Stock Class B, $0.25 Par Value	SENEB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement

On March 8, 2024, Seneca Foods Corporation, Seneca Foods, LLC, Seneca Snack Company, Green Valley Foods, LLC, (collectively, the “Borrowers”), Marion Foods, Inc., Portland Food Products Company, and Gray & Company (collectively, the “Guarantors”, and together with the Borrowers, collectively, the “Company”), the financial institutions party thereto from time to time as lenders, Bank of America, N.A., a national banking association, as agent, as issuing bank and as syndication agent and BOFA Securities, Inc., a Delaware corporation, as lead arranger, entered into a Third Amendment (the “Amendment”) to Fourth Amended and Restated Loan and Security Agreement (the “Agreement”). The Amendment amends Schedule 1.1 of the Agreement to increase the aggregate borrowing commitments for the period from April 1 through and including July 31 of each year from $300,000,000 to $350,000,000, with each lender’s borrowing commitment increasing accordingly. The maximum borrowing commitment (applicable from August 1 to March 31) of $400,000,000 will remain unchanged. A copy of the Amendment will be attached as an Exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024	SENECA FOODS CORPORATION

	By:	/s/ Michael S. Wolcott
	Name:	Michael S. Wolcott
	Title:	Chief Financial Officer